================================================================================




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of Earliest Event Reported):           JUNE 18, 1999
                                                           --------------------



                            MSC.SOFTWARE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



          DELAWARE                       1-8722                  95-2239450
-------------------------------     ----------------     -----------------------
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
 Incorporation or Organization)         Number)            Identification No.)



         815 COLORADO BOULEVARD
         LOS ANGELES, CALIFORNIA                                90041
---------------------------------------------         --------------------------
  (Address of Principal Executive Offices)                    (Zip Code)



 (Registrant's Telephone Number, Including Area Code)      (323) 258-9111
                                                       ----------------------




                         THE MACNEAL-SCHWENDLER CORPORATION
          -----------------------------------------------------------------
                                   (Former Name)

================================================================================

                             MSC.SOFTWARE CORPORATION

                                 AMENDMENT NO. 1


         The undersigned hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed with the Commission, event date June 18, 1999 (the "Current Report"), as set forth herein relating to the acquisition of MARC Analysis Research Corporation ("MARC") by MSC.Software Corporation ("MSC").

         The Current Report is hereby amended by deleting Item 7 thereof and replacing it in its entirety with the following:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

                  (1) Audited financial statements of MARC for the fiscal year ended December 31, 1998 and the independent auditors' report of PricewaterhouseCoopers LLP with respect thereto.

                  (2) Unaudited interim financial statements of MARC for the three months ended March 31, 1999.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MARC Analysis Research
Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheet of MARC Analysis Research Corporation and its subsidiaries as of December 31, 1998, and the related consolidated statements of income and comprehensive income, of stockholders' equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our report dated April 1999, we expressed an opinion that the 1998 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles because of departures from such principles. As more fully described in Note 2 to these financial statements, the Company recognized revenue related to software it leased ratably over the lease period rather than with the accounting prescribed by he American Institute of Certified Public Accounting Statement of Position 91-1 ("SOP 91-1"), "Software Revenue Recognition", which was effective for the Company from 1992 through 1997, and for the Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", as amended for Statement of Position 98-4 "Deferral of Effective Date of Certain Provisions of SOP 97-2", which was effective for the company in 1998. The Company has changed its method of accounting for these items and restated its 1998 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the 1998 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MARC Analysis Research Corporation and its subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ PricewaterhouseCoopers LLP
    ------------------------------
    PricewaterhouseCoopers LLP

April 2, 1999, except for Note 13, for
which the date is June 18, 1999

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


ASSETS
Current assets:
 Cash and cash equivalents                                      $  2,844
 Accounts receivable:
  Trade, net of allowance for doubtful accounts of $134            4,067
  Affiliates                                                         241
 Inventory                                                            99
 Deferred income taxes                                                93
 Prepaid expenses and other current assets                           744
                                                                --------
     Total current assets                                          8,088

Property and equipment, less accumulated
  depreciation and amortization of $2,140                          1,328
Intangible assets, less accumulated amortization of $84               42
Investment in unconsolidated affiliate                               106
Deferred income taxes                                                220
Deposits and other assets                                          1,030
                                                                --------

     Total assets                                               $ 10,814
                                                                --------
                                                                --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Borrowings under line of credit                                $    435
 Current portion of capital lease obligations                        166
 Accounts payable:
  Trade                                                              469
  Affiliates                                                          15
 Accrued expenses                                                    820
 Accrued payroll and related expenses                                621
 Income taxes payable                                                426
 Deferred revenue                                                  3,073
                                                                 -------
     Total current liabilities                                     6,025

Capital lease obligations, less current portion                       70
                                                                 -------
     Total liabilities                                             6,095
                                                                --------

Commitments (Notes 5 and 7)

Stockholders' equity:
Preferred stock, one-fiftieth of one cent (1/50 cent) par value
   Authorized: 5,000,000 shares:
   Issued and outstanding: no shares
Common Stock, one-fiftieth of one cent (1/50 cent) par value
   Authorized: 50,000,000 shares;                                     -
   Issued and outstanding: 20,902,097 shares                        418
Additional paid-in capital                                        1,555
Retained earnings                                                 3,080
Accumulated other comprehensive loss                               (334)
                                                                --------
     Total stockholders' equity                                   4,719
                                                                --------

         Total liabilities and stockholders' equity             $10,814
                                                                ========

            The accompanying notes are an integral part of these consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income and Comprehensive Income
For the Year Ended December 31, 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

Revenues:
 Software license and leases                                    $ 10,496
 Maintenance and installation                                      6,878
 Consulting and other services                                     1,909
                                                                --------
                                                                  19,283
                                                                --------

Costs and operating expenses:
 Cost of revenues                                                  8,889
 Research and development                                          4,173
 Selling, general and administrative                               5,766
                                                                --------
     Total costs and operating expenses                           18,828
                                                                --------

     Income from operations                                          455

Interest income                                                       32
Exchange gain                                                        157
                                                                --------
     Income before provision for income taxes                        644

Provision for income taxes                                          (280)
                                                                --------
     Net income                                                      364

Other comprehensive loss:
 Foreign currency translation adjustment                             (40)
                                                                --------

     Comprehensive income                                       $    324
                                                                --------
                                                                --------

The accompanying notes are an integral part of these consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity
For the Year Ended December 31, 1998
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

                                                                                                      ACCUMULATED
                                                        COMMON STOCK        ADDITIONAL                   OTHER
                                                   ---------------------     PAID-IN      RETAINED   COMPREHENSIVE
                                                     SHARES      AMOUNT      CAPITAL      EARNINGS        LOSS         TOTAL
                                                   ----------   --------    ----------   ---------   -------------   ---------
Balances, December 31, 1997,
 as previously reported                            20,644,405    $   413    $   1,529    $   2,297     $   (294)     $   3,945

Adjustment for effect of change in
 accounting principle (Note 2)                              -          -            -          419            -            419
                                                   ----------    -------    ---------    ---------     --------      ---------
Balances, December 31, 1997, restated              20,644,405        413        1,529        2,716         (294)         4,364

Issuance of common stock on exercise of stock
 options for cash                                     257,692          5           26            -            -             31
Net income                                                  -          -            -          364            -            364
Foreign currency translation adjustment                     -          -            -            -          (40)           (40)
                                                   ----------    -------    ---------    ---------     --------      ---------
Balances, December 31, 1998                        20,902,097    $   418    $   1,555    $   3,080     $   (334)     $   4,719
                                                   ----------    -------    ---------    ---------     --------      ---------
                                                   ----------    -------    ---------    ---------     --------      ---------



The accompanying notes are an integral part of these consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
Consolidated Statement of Cash Flows
For the Year Ended December 31, 1998
(DOLLARS IN THOUSANDS)
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $    364
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                          629
     Loss on disposal of property and equipment                              18
     Amortization of intangible asset                                        40
     Deferred income taxes                                                  243
     Provision for doubtful accounts                                         70
     Change in operating assets and liabilities:
       Accounts receivable                                                 (286)
       Inventory                                                             63
       Prepaid expenses and other current assets                           (257)
       Accounts payable                                                     208
       Accrued expenses                                                    (234)
       Accrued payroll and related expenses                                  85
       Income taxes payable                                                (303)
       Deferred revenue                                                     447
                                                                       --------
         Net cash provided by operating activities                        1,087
                                                                       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                       (356)
  Proceeds from disposal of intangible assets                                61
                                                                       --------
         Net cash used in investing activities                             (295)
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                    (306)
  Proceeds from borrowings under line of credit                             228
  Payments of borrowings under line of credit                               (76)
  Proceeds from issuance of common stock on exercise
    of stock options                                                         31
                                                                       --------
         Net cash used in financing activities                             (123)
                                                                       --------

Effect of exchange rate changes on cash                                    (168)
                                                                       --------

Net increase in cash and cash equivalents                                   501

Beginning balance, cash and cash equivalents                              2,343
                                                                       --------

Ending balance, cash and cash equivalents                              $  2,844
                                                                       ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest                                 $     15
                                                                       ========

Cash paid during the year for taxes, net of taxes refunded             $    639
                                                                       ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
Acquisition of equipment under capital leases                               102
                                                                       ========

Write-off of fully depreciated property and equipment                  $    230
                                                                       ========

The accompanying notes are an integral part of these consolidated financial statements.

1.     BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       MARC Analysis Research Corporation and Subsidiaries (the "Company") designs, manufactures, markets and distributes engineering software products to customers in a variety of industries including aerospace, automotive, education, electronic, manufacturing and government throughout the United States, Japan, Europe, and China.

       CONSOLIDATION
       The consolidated financial statements include the accounts of MARC Analysis Research Corporation and its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS
       The Company considers all highly liquid debt instruments with a maturity of three months or less from the date of purchase to be cash equivalents.

       CONCENTRATION OF CREDIT RISK
       Cash and cash equivalents are deposited in various domestic and foreign banks. With respect to accounts receivable, the Company's customer base is dispersed across many geographic areas and the Company generally does not require collateral. The Company monitors customers' payment history and establishes allowances for bad debt as warranted.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The carrying value of certain of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximates fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its notes payable and capital lease obligations approximates fair value.

       INVENTORY
       Inventory consists of supplies and manuals and is stated at the lower of cost (first-in, first-out) basis or market.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years. Leasehold improvements are amortized on a straight line basis over the estimated life of the lease, or the useful life of the asset, whichever is shorter.

       Major additions and improvements are capitalized, while replacements, maintenance, and repairs that do not improve or extend the life of the assets are charged to expense. In the period assets are retired or otherwise disposed of, the costs and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss on disposal is included in results of operations.

       INTANGIBLE ASSETS
       Intangible assets are stated at cost less accumulated amortization. Amortization is computed on a straight-line basis over the estimated benefit period of three years.

       LONG-LIVED ASSETS
       The Company accounts for long-lived assets under Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires the Company to review for impairment of long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. When such an event occurs, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the undiscounted expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized. To date, no impairment loss has been recognized.

       REVENUE RECOGNITION
       The Company recognizes revenue from product licenses and from noncancelable leasing arrangements upon shipment if a signed contract exists, the fee is fixed and determinable, collection of the resulting receivables is probable and product returns are reasonably estimable. The Company recognizes amounts attributed to maintenance over the term of the maintenance agreement. For revenue relating to consulting and other services, revenue is recognized as the services are performed. See Note 2, Restatement for Change in Accounting Principle.

       RESEARCH AND DEVELOPMENT
       Research and development expenses are charged to operations as incurred. Under Statement of Financial Accounting Standards No. 86 ("SFAS No. 86"), software development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. To date, such costs have not been significant.

       ADVERTISING COSTS
       Advertising costs are charged to operations as incurred. Advertising costs were $307 thousand in 1998.

       FOREIGN CURRENCY TRANSLATION
       The functional currency of each foreign subsidiary is its local currency. For these operations, assets and liabilities are translated into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net exchange gains or losses resulting from such translations are excluded from net earnings and accumulated in a separate component of stockholders' equity. Gains and losses from foreign currency-denominated transactions are included in the statements of operations.

       STOCK-BASED COMPENSATION
       The Company accounts for stock based compensation using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

       INCOME TAXES
       The Company does not provide for deferred taxes and U.S. federal and foreign withholding taxes on the undistributed earnings of its foreign subsidiaries as such earnings are intended to be permanently reinvested in those operations. Undistributed earnings of consolidated subsidiaries aggregated approximately $1,165 thousand at December 31, 1998.

       The Company has calculated its provision for income taxes for 1998 in accordance with the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

       COMPREHENSIVE INCOME
       The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income ("SFAS No. 130"). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Accordingly, the Company has reported foreign currency translation adjustments as required under SFAS No. 130.'

       CERTAIN RISKS AND UNCERTAINTIES
       The success of the Company depends on management's ability to anticipate or to respond adequately to technological developments in its industry, changes in customer requirements, or changes in regulatory requirements and industry standards. Any significant delays in the development of products or services could have a material, adverse effect on the Company's business and operating results.

       RECENT ACCOUNTING PRONOUNCEMENTS
       In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial positions or cash flows.

       In April 1998, AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities". SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has historically expensed these costs, the adoption of SOP 98-5 is not expected to have significant impact on its results of operations, financial positions or cash flows.

       In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133 is effective for all fiscal quarters for fiscal years beginning after June 15, 1999. The Company is evaluating the requirements of SFAS No. 133.

       In December 1998, AcSEC release SOP 98-9, "Modification of SOP 97-2, `Software Revenue Recognition,' with Respect to Certain Transactions". SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1998. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Retroactive application is prohibited. The Company is evaluating the requirements of SOP 98-9 and the effects, if any, on the Company's current revenue recognition policies.


2.     RESTATEMENT FOR CHANGE IN ACCOUNTING PRINCIPLE

       The Company's opening retained earnings and fiscal 1998 revenues have been restated to conform to Statement of Position 91-1 ("SOP 91-1"), "Software Revenue Recognition", which was effective for the Company from 1992 through 1997, and for Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", as amended by for Statement of Position 98-4 ("SOP 98-4"), "Deferral of the Effective Date of Certain Provisions of SOP 97-2", which was effective for the Company in 1998.

       In the current and prior years, the Company did not unbundle the maintenance fees from the software leasing revenues and instead recognized the leasing revenues over the lease period. The effect of unbundling the maintenance revenues from lease transactions in compliance with SOP 91-1 and SOP 97-2, as amended by SOP 98-4, was to increase retained earnings at January 1, 1998 by $419 thousand and decrease income before tax and net income for the year ended December 31, 1998 by $128 thousand and $72 thousand, respectively, from previously issued financial statements. For transactions entered into in prior years but that were incomplete as of January 1, 1998, the revenue recognition criteria for SOP 91-1 was applied which resulted in the same revenue recognition procedures as for SOP 97-2, as amended by SOP 98-4.


3.     PROPERTY AND EQUIPMENT

       Property and equipment comprises the following at December 31, 1998 (in thousands of dollars):

       Computers                                                $    2,203
       Office furniture and equipment                                  710
       Software                                                        161
       Leasehold improvements                                          394
                                                                -----------
                                                                     3,468
       Less accumulated depreciation and amortization               (2,140)
                                                                -----------

                                                                $    1,328
                                                                ===========

       The cost and accumulated amortization of equipment acquired under capital leases and included in the above property and equipment total comprise (in thousands of dollars):

       Computers                                                 $    921
       Office furniture and equipment                                  80
                                                                ----------
                                                                    1,001
       Less accumulated amortization                                 (782)
                                                                ----------

                                                                 $    219
                                                                ==========

4.     INVESTMENT IN UNCONSOLIDATED AFFILIATE

       The Company has a 50% equity interest in Espri-MARC, S.R.L., an Italian corporation which includes its $56 thousand investment and $84 thousand equity in cumulative net earnings of the affiliate as of December 31, 1998. Included in the determination of the carrying value of this investment as of December 31, 1998, is a provision to reduce the investment to its estimated net realizable value of approximately $106 thousand. Summarized unaudited financial information of this unconsolidated affiliate is as follows at December 31, 1998 and for the year then ended (in thousands of dollars):

       Sales                                                   $     756
       Net income                                                     14
       Total assets                                                  737
       Total liabilities                                             457

5.     CAPITAL LEASE OBLIGATIONS

       The Company leases certain equipment under capital lease arrangements expiring in various years through 2003. Future minimum payments for capital lease obligations are as follows at December 31, 1998 (in thousands of dollars):

       1999                                                      $     171
       2000                                                             53
       2001                                                             15
       2002                                                              4
       2003                                                              1
                                                                ----------
                                                                       244
       Less interest                                                    (8)
                                                                ----------
       Present value of minimum lease payments                         236
       Less current portion                                           (166)
                                                                ----------

                                                                 $      70
                                                                ----------
                                                                ----------

6.     LINE OF CREDIT

       The Company has an unsecured revolving line of credit with a bank in Japan for 50 million yen. The borrowing period, typically 10 to 14 days, is established when funds are drawn against the line of credit. Borrowings under the line of credit bear interest at 4%. There are no restrictive covenants except that MARC U.S. must supervise and control MARC Japan as long as the bank continues to make the credit accommodation. The balance outstanding from borrowings on the line of credit for the years ended December 31, 1998 was 50 million yen ($435 thousand).


7.     COMMITMENTS

       The Company leases certain office facilities and equipment under operating leases that expire in various years through 2003. Future minimum obligations under the operating leases in effect are as follows at December 31, 1998 (in thousands of dollars):

       YEAR ENDING DECEMBER 31,
       1999                                                    $     671
       2000                                                          157
       2001                                                           30
       2002                                                            7
       2003                                                            3
                                                               ---------

                                                               $     868
                                                               ---------
                                                               ---------

       Rent expense included in operations amounted to $1,779 thousand in 1998.


8.     CAPITAL STOCK

       PREFERRED STOCK
       During December 1997, the Company was authorized to issue 5,000,000 shares of preferred stock. Each share of preferred stock has a par value of one-fiftieth of one cent (1/50 cent). The preferred stock may be issued from time to time in one or more series. As of December 31, 1998 no shares of preferred stock were issued and no series of preferred stock were designated.

       1987 STOCK OPTION PLAN
       The Company's 1987 Stock Option Plan expired during fiscal year 1997.

       1993 EMPLOYEE STOCK OPTION PLAN
       In May 1993, the Company adopted the 1993 Employee Stock Option Plan (the "Employee Plan") under which the Company may grant options to purchase the Company's common stock to directors, officers, and employees. The Company has reserved 2,500,000 shares of authorized common stock for issuance under the Employee Plan.

       Options granted under the Employee Plan may be either incentive stock options or nonqualified stock options, at the discretion of the Board of Directors. The Employee Plan provides that the exercise price of options granted must be no less than the fair market value of the Company's common stock at the date of grant for incentive stock options and no less than 85% of the fair market value for nonqualified stock options. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), vesting requirements and other provisions for each grant. Options granted under this plan generally have terms ranging from five to ten years.

       1993 STOCK PLAN
       In May 1993, the Company adopted the 1993 Stock Plan (the "Plan") under which the Company may grant nonqualified stock options, warrants to purchase common stock, and stock purchase rights to directors, officers, employees, consultants, advisors, or other independent contractors to the Company. The Company has reserved 2,600,000 shares of authorized common stock for issuance under the Plan.

       The exercise price for options and for warrants granted under the Plan are at the discretion of the Board of Directors. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), vesting requirements and other provisions for each grant.

       For the purchase rights, the purchase price for the shares of common stock shall be the fair market value of the Company's common stock on grant date. Purchase rights can be purchased in cash or by an interest-bearing promissory recourse note, which will be due and payable not more than five years after purchase with annual interest payments. As of December 31, 1998, no shares have been issued through purchase rights. Options granted under this plan generally have terms ranging from five to ten years.

       1997 STOCK OPTION PLAN
       In November 1997, the Company adopted the 1997 Stock Option Plan under which the Company may grant options to purchase the Company's common stock to directors, officers, and employees. The Company has reserved 2,682,630 shares of authorized common stock for issuance under the Employee Plan.

       Options granted under the Employee Plan may be either incentive stock options or nonqualified stock options, at the discretion of the Board of Directors. The Employee Plan provides that the exercise price of options granted must be no less than the fair market value of the Company's common stock at the date of grant for incentive stock options, no less than 85% of the fair market value for nonqualified stock options, and no less than 110% of the fair market value for Ten Percent Owner Optionees. Ten Percent Owner Optionees are optionees who at the time of grant own more than ten percent of the total combined voting power of all classes of stock. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), vesting requirements and other provisions for each grant. Options granted under this plan generally have terms ranging five to ten years.

       The following is a summary of stock option activity under these plans:

                                                                                  OUTSTANDING SHARES
                                                     -----------------------------------------------------------------------------
                                        SHARES                                                          WEIGHTED         WEIGHTED
                                      AVAILABLE                                       AGGREGATE         AVERAGE           AVERAGE
                                         FOR                          PRICE PER         AMOUNT          EXERCISE        CONTRACTUAL
                                        GRANT         SHARES            SHARE       (IN THOUSANDS)       PRICE            LIFE

      Options outstanding at
         December 31, 1997            4,566,296     3,425,009                  -    $      602       $     0.18            7.93
           Options granted             (156,500)      156,500      $        0.20            31       $     0.20
           Options exercised                  -      (257,692)     $ 0.12 -$0.20           (31)      $     0.20
           Options canceled              28,433       (28,433)     $        0.20            (6)      $     0.20
           Plan shares expired          (15,500)            -                  -             -                -
                                     -----------   -----------                      -----------

      Options outstanding at
         December 31, 1998            4,422,729     3,295,384                  -    $      596       $     0.18            8.05
                                     ===========   ===========                      ===========

       The weighted average deemed fair value of options granted in 1998 was $0.20. At December 31, 1998, options for 2,910,247 shares were exercisable at a weighted average exercise price of $0.18 per share.

       The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The Company, however, continues to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for the options granted to employees.

       The fair value of each option grant is estimated on the date of grant using the minimum value method with following weighted assumptions at December 31, 1998:

       Risk-free interst rate                                          5.54%
       Expected average life                                         5 years
       Expected dividend yield                                          -

       The expected average life is based on the assumption that stock options on average are exercised one year after they are fully vested. The risk-free interest rate was calculated in accordance with the grant date and expected life.

       The weighted average fair value of options granted in 1998 was $0.15.

       Had compensation cost for the Plan been determined based on the provisions of SFAS No. 123, the pro forma effect on net income for 1998 would not have been material.

9.     INCOME TAXES

       At December 31, 1998, the provision for income taxes comprises (in thousands of dollars):

       Currently payable
          Federal                                    $       16
          State                                               9
          Foreign                                           343
                                                    -----------
                                                            368
       Deferred income taxes                                (88)
                                                    -----------

              Total                                  $      280
                                                    ===========

       The reconciliation of the provision for income taxes computed at the federal statutory rate of 34% to the reported amount is as follows:

       Income taxes at statutory rate                                 $    219
       Foreign tax credits, net                                           (331)
       Foreign witholding tax                                              207
       Foreign taxes at rates highter than the U.S. statutory rate         122
       Increase in valuation allowance                                      48
       Other                                                                15
                                                                    ----------

                                                                      $    280
                                                                    ==========

       At December 31, 1998, the Company had foreign operating loss carry forwards of approximately $194 thousand available to offset future taxable income in a foreign jurisdiction and $136 thousand in minimum tax credits. The Company had research and development tax credits and foreign tax credits in the amounts of $302 thousand and $47 thousand, respectively. The research and development tax credits will expire in the years from 2003 and 2013 and the foreign tax credits will expire in the years from 2001 to 2003.

       The components of the net deferred tax asset are as follows at December 31, 1998 (in thousands of dollars):

       Deferred tax asset:
          Allowance for doubtful accounts                          $    32
          Depreciation and amortization                                 40
          Accrued compensation and other liabilities                   235
          Net operating loss carryforwards                              97
          Foreign tax and research and development
              credit carryforwards                                     486
          Other                                                        109
                                                                ----------
                                                                       999

       Deferred tax liability:
          Deferred revenue                                            (268)
                                                                ----------
                                                                       731
       Valuation allowance                                            (418)
                                                                ----------
              Net deferred tax assets                              $   313
                                                                ==========

       The Company has not provided a valuation allowance on certain deferred tax assets that represent amounts expected to be realized from future operations. The valuation allowance for deferred tax assets increased by $48 thousand in 1998.

       At December 31, 1998, deferred tax assets included in the balance sheet are (in thousands of dollars):

       Current                                                           $     93
       Noncurrent                                                             220
                                                                      -----------

              Net deferred tax assets                                    $    313
                                                                      -----------
                                                                      -----------

10.    RELATED PARTY TRANSACTIONS

       The Company received royalties from Espri-MARC, an unconsolidated affiliate, of $303 thousand in 1998.

       During 1993, the Company entered into a management consulting agreement with Irinea AB and Pan Cosmos, of which a member of the Company's Board of Directors is the managing director. Consulting expenses related to this agreement were approximately $334 thousand in 1998.


11.    401(k) SAVINGS PLAN

       The Company provides a 401(k) Savings Plan for all eligible employees. Participants may make voluntary contributions to the plan up to 20% of their compensation. The Company's contribution under the plan is discretionary. No contributions were made by the Company in 1998.

12.  SEGMENT INFORMATION

     The Company currently has only one segment because there is only one measurement of pofitability for its operations.

                                                       YEAR ENDED
                                                       DECEMBER 31
                                                           1998
                                                      (IN THOUSANDS
                                                       OF DOLLARS)
     Revenues:
       United States                                    $   3,950
       Europe                                               6,460
       Far East                                             8,873
                                                       ------------

                                                        $  19,283
                                                       ============

                                                       DECEMBER 31
                                                           1998
                                                      (IN THOUSANDS
                                                       OF DOLLARS)

     Property and equipment, net:
       United States                                    $     532
       Europe                                                 334
       Far East                                               462
                                                       ------------

                                                        $   1,328
                                                       ------------
                                                       ------------

13.  SUBSEQUENT EVENT

     The Company was sold to MSC.Software Corporation (formerly The MacNeal-Schwendler Corporation) on June 18, 1999 for $30,500 thousand in cash, stock and notes receivable.

MARC ANALYSIS RESEARCH
CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements (Unaudited)
For the Three Months Ended March 31, 1999

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (UNAUDITED)
MARCH 31, 1999
(dollars in thousands)

                                                                        1999
                                                                      --------
ASSETS
Current assets:
  Cash and cash equivalents                                           $  3,476
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $154                3,587
    Affiliates                                                             204
  Inventory                                                                112
  Deferred income taxes                                                    129
  Prepaid expenses and other assets                                        871
                                                                      --------
      Total current assets                                               8,378
Property and equipment, at cost, less accumulated
  depreciation and amortization                                          1,025
Intangible asset, at cost, less accumulated amortization of $95             31
Investment in unconsolidated affiliate                                     106
Deferred income taxes                                                      198
Deposits and other assets                                                1,029
                                                                      --------
        Total assets                                                  $ 10,768
                                                                      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit                                     $     12
  Current portion of capital lease obligations                             162
  Accounts payable:
    Trade                                                                  445
    Affiliates                                                               7
  Accrued expenses                                                         777
  Accrued payroll and related expenses                                     635
  Income taxes payable                                                     478
  Deferred revenue                                                       3,389
                                                                      --------
      Total current liabilities                                          5,905
Capital lease obligations, less current portion                             14
                                                                      --------
      Total liabilities                                                  5,919
                                                                      --------
Commitments
Stockholders' equity:
  Preferred stock, one-fiftieth of one cent (1/50(cent)) par value
    Authorized:  5,000,000 shares
    Issued and outstanding:  no shares                                       -
  Common stock, one-fiftieth of one cent (1/50(cent)) par value
    Authorized:  50,000,000 shares
    Issued and outstanding:  20,902,097 shares                             418
  Additional paid-in capital                                             1,558
  Retained earnings                                                      3,259
  Accumulated other comprehensive loss                                    (386)
                                                                      --------
      Total stockholders' equity                                         4,849
                                                                      --------
        Total liabilities and stockholders' equity                    $ 10,768
                                                                      ========


The accompanying notes are an integral part of these unaudited consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE THREE MONTHS ENDED MARCH 31, 1999
(dollars in thousands)

                                                                        1999
                                                                      --------
Revenues:
  Software license and leases                                         $  2,514
  Maintenance and installation                                           1,976
  Consulting and other services                                            476
                                                                      --------

                                                                         4,966
                                                                      --------

Costs and operating expenses:
  Cost of revenues                                                       2,244
  Research and development                                               1,025
  Selling, general and administrative                                    1,237
                                                                      --------

    Total costs and operating expenses                                   4,506
                                                                      --------

      Income from operations                                               460

Interest income                                                              5
Exchange loss                                                             (177)
                                                                      --------

      Income before provision for income taxes                             288

Provision for income taxes                                                (109)
                                                                      --------

      Net income                                                           179

Other comprehensive income (loss):
  Foreign currency translation adjustment                                  (52)
                                                                      --------

      Comprehensive income                                            $    127
                                                                      ========



The accompanying notes are an integral part of these unaudited consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 1999
(dollars in thousands)

                                                                        1999
                                                                      --------
Cash flows from operating activities:
  Net income                                                          $    179
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                        178
      Amortization of intangible asset                                       8
      Deferred income taxes                                                 74
      Provision for doubtful accounts                                       18
      Change in operating assets and liabilities:
        Accounts receivable                                                (31)
        Inventory                                                          (13)
        Prepaid expenses and other assets                                    4
        Accounts payable                                                   609
        Accrued expenses                                                    (2)
        Accrued payroll end related expenses                                (1)
        Income taxes payable                                               (51)
        Deferred revenue                                                   382
                                                                      --------
          Net cash provided by operating activities                      1,354
                                                                      --------

Cash flows from investing activities:
  Purchase of property and equipment                                      (453)
  Purchase of intangible assets                                              1
                                                                      --------
          Net cash used in investing activities                           (452)
                                                                      --------

Cash flows from financing activities:
  Payments on capital lease obligations                                   (441)
  Payments of borrowings under line of credit                              (70)
  Proceeds from exercise of common stock                                     2
                                                                      --------
          Net cash used in financing activities                           (509)
                                                                      --------

Effect of exchange rate changes on cash                                    239
                                                                      --------

Net increase in cash and cash equivalents                                  632
Beginning balance, cash and cash equivalents                             2,844
                                                                      --------

Ending balance, cash and cash equivalents                             $  3,476
                                                                      ========

Supplemental disclosures of cash flow information:
  Cash paid during the year for interest                              $      6
                                                                      ========
  Cash paid during the year for taxes, net of taxes refunded          $    129
                                                                      ========



The accompanying notes are an integral part of these unaudited consolidated financial statements.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.       BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         MARC Analysis Research Corporation and Subsidiaries (the "Company") designs, manufactures, markets and distributes engineering software products to customers in a variety of industries including aerospace, automotive, education, electronic, manufacturing and government throughout the United States, Japan, Europe, and China.


2.       RECENT ACCOUNTING PRONOUNCEMENTS

         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 is effective for financial statements for years beginning after December 15, 1998. SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial positions or cash flows.

         In April 1998, AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities". SOP 98-5, which is effective for fiscal years beginning after December 15, 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has historically expensed these costs, the adoption of SOP 98-5 is not expected to have significant impact on its results of operations, financial positions or cash flows.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. SFAS No. 133 is effective for all fiscal quarters for fiscal years beginning after June 15, 1999. The Company is evaluating the requirements of SFAS No. 133.

MARC ANALYSIS RESEARCH CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


         In December 1998, AcSEC release SOP 98-9, "Modification of SOP 97-2, `Software Revenue Recognition,' with Respect to Certain Transactions". SOP 98-9 amends SOP 97-2 to require that an entity recognize revenue for multiple element arrangements by means of the "residual method" when (1) there is vendor-specific objective evidence ("VSOE") of the fair values of all the undelivered elements that are not accounted for by means of long-term contract accounting, (2) VSOE of fair value does not exist for one or more of the delivered elements, and (3) all revenue recognition criteria of SOP 97-2 (other than the requirement for VSOE of the fair value of each delivered element) are satisfied. The provisions of SOP 98-9 that extend the deferral of certain paragraphs of SOP 97-2 became effective December 15, 1998. These paragraphs of SOP 97-2 and SOP 98-9 will be effective for transactions that are entered into in fiscal years beginning after March 15, 1999. Early adoption of SOP 98-9 is allowed, however retroactive application is prohibited. Accordingly, the Company adopted the provisions of SOP 98-9 effective January 1, 1999 and revenue on non-cancelable and prepaid lease agreements is recognized monthly over the term of the agreement, beginning on January 1, 1999, since the VSOE of fair value required under SOP 97-2 needed to allocate the contract fee to the undelivered PCS element of the arrangements is not available.


3.       SUBSEQUENT EVENT

         The Company was sold to MSC.Software Corporation (formerly The MacNeal-Schwendler Corporation) on June 18, 1999 for $30,500 thousand in cash, stock and notes receivable.

         (b)      PRO FORMA FINANCIAL INFORMATION

                  (1) Pro forma combined balance sheet of MSC and MARC as of March 31, 1999, as if the acquisition had occurred on the balance sheet date.

                  (2) Pro forma combined statement of operations for MSC and MARC for the year ended December 31, 1998, as if the acquisition had occurred on the first day of the period presented.

                  (3) Pro forma combined statement of operations for MSC and MARC for the three months ended March 31, 1999, as if the acquisition had occurred on the first day of the period presented.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had MSC.Software Corporation (the "Company") and MARC Analysis Research Corporation ("MARC") been a consolidated company during the specified periods.

         The unaudited pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company which were previously reported in the Company's Transition Report on Form 10-K for the year ended December 31, 1998 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, which are hereby incorporated by reference, and the consolidated financial statements and the notes thereto of MARC for the year ended December 31, 1998 and for the three months ended March 31, 1999 (unaudited), included elsewhere in this Current Report on Form 8-K.

         The Unaudited Pro Forma Consolidated Statements of Operations of the Company for the three months ended March 31, 1999 and the year ended December 31, 1998 and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of March 31, 1999, which are set forth below, give effect to the acquisition of MARC based upon the assumptions set forth below and in the Notes to Unaudited Pro Forma Consolidated Financial Statements. The unaudited pro forma financial information assumes that the acquisition of MARC was completed on January 1, 1998 for the Unaudited Pro Forma Consolidated Statements of Operations and March 31, 1999 for the Unaudited Pro Forma Consolidated Balance Sheet.

         The Company believes that the accompanying unaudited pro forma financial information contains all adjustments necessary to fairly present the results of operations of the Company for the three months ended March 31, 1999 and the year ended December 31, 1998, as if the acquisition of MARC was completed on January 1, 1998, and the financial position of the Company as of March 31, 1999, as if the acquisition of MARC had occurred on that date.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999

                                                                       MARC
                                                                     ANALYSIS                                      PRO FORMA
                                               MSC.SOFTWARE          RESEARCH             PRO FORMA               MSC.SOFTWARE
                                                CORPORATION         CORPORATION          ADJUSTMENTS              CORPORATION
                                               ------------         -----------          -----------              ------------
           ASSETS

Current Assets:
    Cash and Cash Equivalents                    $  20,434,000       $   3,476,000       $ (20,300,000) (1)        $   3,610,000
    Securities Available for Sale                   15,449,000                   -                   -                15,449,000
    Trade Accounts Receivable, Net                  34,114,000           3,791,000                   -                37,905,000
    Deferred Tax Charges                             8,206,000             129,000                   -                 8,335,000
    Other Current Assets                             8,267,000             983,000                   -                 9,250,000
                                                 -------------       -------------       -------------              -------------

       Total Current Assets                         86,470,000           8,379,000         (20,300,000)               74,549,000

Property and Equipment, Net                          8,148,000           1,025,000                 -                   9,173,000
Capitalized Software Costs, Net                     21,193,000              31,000                 -                  21,224,000
Goodwill and Other Intangibles, Net                 22,896,000                 -            43,542,000  (2)           62,371,000
                                                                                            (4,067,000) (3)
Other Assets                                         3,725,000           1,333,000                 -                   5,058,000
                                                 -------------       -------------       -------------             -------------
    Total Assets                                 $ 142,432,000       $  10,768,000       $  19,175,000             $ 172,375,000
                                                 =============       =============       =============             =============


                LIABILITIES AND
             SHAREHOLDERS' EQUITY

Current Liabilities:
    Accounts Payable                             $   1,768,000       $     452,000       $            -            $   2,220,000
    Line of Credit                                  10,800,000              12,000                    -               10,812,000
    Accrued and Other Liabilities                   18,844,000           2,066,000             570,000 (2)            21,480,000
    Restructuring Reserve                            5,647,000                 -             2,360,000 (2)             8,007,000
    Deferred Revenue                                33,149,000           3,389,000                   -                36,538,000
                                                 -------------       -------------       -------------             -------------

       Total Current Liabilities                    70,208,000           5,919,000           2,930,000                79,057,000

Deferred Income Taxes                                5,173,000                 -             8,719,000 (4)            13,892,000
Convertible Subordinated Debentures                 56,574,000                 -             1,700,000 (5)            58,274,000
Subordinated Notes Payable                                 -                   -            11,704,000 (6)            11,704,000

Commitments and Contingencies                              -                   -                    -                         -

Total Shareholders' Equity                          10,477,000           4,849,000          (4,067,000) (3)            9,448,000
                                                                                             3,038,000  (7)
                                                                                            (4,849,000) (8)
                                                 -------------       -------------       -------------             -------------
   Total Liabilities and Shareholders' Equity    $ 142,432,000       $  10,768,000       $  19,175,000             $ 172,375,000
                                                 =============       =============       =============             =============



See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999



(1)      Adjustment is the amount of cash paid for the purchase of MARC.

(2) Adjustment to reflect the additional goodwill and other intangible assets from the MARC acquisition. The total purchase price, including acquisition costs, was allocated to the assets and liabilities of MARC, based upon their approximate fair market value, as follows:
         $4,849,000 to net tangible assets, $29,710,000 to identified intangible assets (including $15,274,000 of developed technology, $6,322,000 to customer list, $4,067,000 of purchased in-process research and development, $2,390,000 for tradename recognition, and $1,657,000 of assembled work force), and $11,472,000 to goodwill. Costs incurred related to the acquisition were $570,000. An additional adjustment of $2,360,000 to goodwill was provided for additional acquisition costs relating to the integration of MARC, in accordance with Emerging Issues Task Force ("EITF") No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination". Goodwill and identified intangibles are being amortized over three to fifteen years.

(3) Adjustment for $4,067,000 of purchased in-process research and development, which was written off as the acquired technology had not yet reached technological feasibility and had no future alternative uses because it has no continuing impact.

(4) Adjustment for $8,719,000 of deferred tax liability related to the difference between the basis of the identifiable intangible assets for financial reporting purposes and for federal and state income tax purposes. Identifiable intangible assets are not deductible for federal and state income tax purposes and have no tax basis.

(5) Adjustment is the $2,000,000 principal amount of convertible subordinated debentures issued for the purchase of MARC, less a $300,000 discount recorded to reflect the instruments at their estimated fair value.

(6) Adjustment is the $14,300,000 principal amount of subordinated notes payable issued for the purchase of MARC, less a $2,596,000 discount recorded to reflect the instruments at their estimated fair value.

(7) Adjustment is the common stock warrants issued for the purchase of MARC (1,400,000 warrants to purchase common stock at $10.00 per share), valued at $3,038,000 using the Black-Scholes valuation method.

(8)      Adjustment is for the elimination of MARC's stockholders' equity.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                                                                  MARC
                                                                ANALYSIS                                    PRO FORMA
                                          MSC.SOFTWARE          RESEARCH             PRO FORMA            MSC.SOFTWARE
                                          CORPORATION          CORPORATION          ADJUSTMENTS            CORPORATION
                                          ------------        -------------        ------------          --------------

REVENUE                                   $ 125,397,000       $  19,283,000        $        -            $ 144,680,000
                                          -------------       -------------        ------------          -------------

EXPENSE:
   Operating Expenses                       127,073,000          18,828,000          3,343,000 (1)         149,244,000
   Write-Off of Acquired In-Process
       Technology                             6,000,000                   -                  -               6,000,000
   Restructuring and Other
       Impairment Charges                     2,365,000                   -                  -               2,365,000
                                          -------------       -------------        ------------          -------------

           Total Expenses                   135,438,000          18,828,000           3,343,000            157,609,000
                                          -------------       -------------        ------------          -------------

OPERATING INCOME (LOSS)                     (10,041,000)            455,000          (3,343,000)           (12,929,000)

Other Expense (Income), Net                   3,134,000            (189,000)          1,666,000 (2)          4,611,000
                                          -------------       -------------        ------------          -------------

INCOME (LOSS) BEFORE TAXES                  (13,175,000)            644,000          (5,009,000)           (17,540,000)

Tax Provision (Benefit)                        (196,000)            280,000          (1,421,000)(3)         (1,337,000)
                                          -------------       -------------        ------------          -------------

NET INCOME (LOSS)                         $ (12,979,000)        $   364,000        $ (3,588,000)          $(16,203,000)
                                          =============       =============        ============           ============

BASIC EARNINGS (LOSS) PER SHARE           $       (0.95)                                                  $      (1.19)
                                          =============                                                   ============

DILUTED EARNINGS (LOSS) PER SHARE         $       (0.95)                                                  $      (1.19)
                                          =============                                                   ============

BASIC WEIGHTED-AVERAGE
   SHARES OUTSTANDING                        13,655,000                                                     13,655,000
                                          =============                                                   ============

DILUTED WEIGHTED-AVERAGE
   SHARES OUTSTANDING                        13,655,000                                                     13,655,000
                                          =============                                                   ============


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1999

                                                                 MARC
                                                               ANALYSIS                                    PRO FORMA
                                          MSC.SOFTWARE         RESEARCH              PRO FORMA            MSC.SOFTWARE
                                          CORPORATION         CORPORATION           ADJUSTMENTS            CORPORATION
                                          -------------       -------------        --------------        --------------
REVENUE                                   $  30,653,000       $   4,966,000         $       -            $  35,619,000
                                          -------------       -------------         -------------        -------------

EXPENSES:
  Operating Expenses                         31,095,000           4,506,000            836,000 (1)          36,437,000
  Restructuring Charges                       5,897,000                 -                    -               5,897,000
                                          -------------       -------------         -------------        -------------

      Total Expenses                         36,992,000           4,506,000             836,000             42,334,000
                                          -------------       -------------         -------------        -------------

OPERATING INCOME (LOSS)                      (6,339,000)            460,000            (836,000)            (6,715,000)

Other Expense (Income), Net                   1,514,000             172,000             416,000  (2)         2,102,000
                                          -------------       -------------         -------------        -------------

INCOME (LOSS) BEFORE TAXES                   (7,853,000)            288,000           (1,252,000)           (8,817,000)

Tax Provision (Benefit)                      (2,434,000)            109,000            (355,000) (3)        (2,680,000)
                                          -------------       -------------         -------------        -------------

NET INCOME (LOSS)                         $  (5,419,000)        $   179,000         $  (897,000)         $  (6,137,000)
                                          =============        ============        =============         =============

BASIC EARNINGS (LOSS) PER SHARE           $       (0.39)                                                 $       (0.45)
                                          =============                                                  =============

DILUTED EARNINGS (LOSS) PER SHARE         $       (0.39)                                                 $       (0.45)
                                          =============                                                  =============

BASIC WEIGHTED-AVERAGE
   SHARES OUTSTANDING                        13,770,000                                                     13,770,000
                                          =============                                                  =============

DILUTED WEIGHTED-AVERAGE
   SHARES OUTSTANDING                        13,770,000                                                     13,770,000
                                          =============                                                  =============


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations.

                    MSC.SOFTWARE CORPORATION AND SUBSIDIARIES

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

       THREE MONTHS ENDED MARCH 31, 1999 AND YEAR ENDED DECEMBER 31, 1998



(1) Adjustment to reflect the additional amortization of goodwill and other intangible assets from the MARC acquisition. The acquisition of the net assets of MARC resulted in approximately $39,475,000 of goodwill and other intangible assets, which are being amortized over their estimated useful lives.

(2) Adjustment to reflect the additional interest expense for the $14,300,000 principal amount of 8% subordinated notes payable and $2,000,000 principal amount of 7-7/8% convertible subordinated debentures that were issued for the MARC acquisition. Adjustment also includes the related amortization of discounts on the subordinated notes payable and convertible subordinated debentures.

(3) Adjustment is the net tax effect of the pro forma adjustments. Income taxes were provided at a rate of 31% excluding goodwill amortization.


Note: The Pro Forma Consolidated Statements of Operations do not include any adjustment to reflect the efficiencies and cost reductions expected to be obtained in connection with the integration of the MARC operations with those of the Company. The costs of facility closures and employee reductions have been included as part of the cost of the acquisition in accordance with EITF No. 95-3. The integration of operations is expected to be completed within four months after the acquisition date, after which certain efficiencies and cost savings are expected to be realized.

  (c) EXHIBITS

          Exhibit
          Number   Description
          -------  ----------
            2.1    Agreement and Plan of Merger dated as of
                   May 26, 1999 by and among The MacNeal-Schwendler
                   Corporation, MSC Holdings Co. II, MARC Analysis Research
                   Corporation, Dendron Technology B.V., Fronos Technology B.V.
                   and Nearchos Irinarchos (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18,
                   1999)

            2.2    Stock Purchase Agreement dated as of May 26, 1999 among The
                   MacNeal-Schwendler Corporation, Dendron Technology B.V. and
                   Fronos Technology B.V. (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18,
                   1999)

            4.1    The MacNeal-Schwendler Corporation Indenture dated as of
                   June 17, 1999 with Chase Manhattan Bank & Trust Company N.A.
                   as Trustee (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18, 1999)

            4.2 The MacNeal-Schwendler Corporation Warrant Agreement dated as of June 18, 1999 with The MacNeal-Schwendler Corporation acting in the capacity of Warrant Agent (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18, 1999)

            10.3   Registration Rights Agreement dated June 18, 1999 among The
                   MacNeal-Schwendler Corporation, Dendron Technology B.V. and
                   Fronos Technology B.V. (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18,
                   1999)

            23     Consent of PricewaterhouseCoopers LLP, Independent Auditors

            99.1 Press release issued June 23, 1999 (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18, 1999)

            99.2 Press release issued June 24, 1999 (filed as part of the initial filing of this Current Report on Form 8-K, event date June 18, 1999)

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    MSC.SOFTWARE CORPORATION





                                  By:             /s/ Louis A. Greco
                                       ----------------------------------------
Date:  September 1, 1999               Louis A. Greco - Chief Financial Officer
       -----------------